Exhibit 10.8

Export goods transport agency service contract

Contract No.: 222 002
202204002

Party A: Multi-gold Air & Sea Express Ld Address: Room G07-09,
Phase I, Kwai Chung No.1 Container Terminal

Tel: 85227110251      Fu Zhen: 85227604457

Party B: Chengtian International Supply Bond (Shenzhen) Co., LTD

Address: No.18, Free Trade Street, Nanshan Street, Shenzhen,
Qianhai 1805 Tel: 075586956494

Through friendly negotiation, Party A and Party B violate the following entrustment agreement based on the principle of equality and mutual benefit:

A service content

Party B entrusts Party A to export the goods from Hong Kong to the designated destination. The business scope includes: export cabin negotiation for warehousing and customs declaration, land container transportation, issuance of bills of lading and other related businesses

2. Service requirements

After Party A accepts the entrustment, party A shall deliver the goods to the port of destination designated by Party B according to the specific requirements of Party B (subject to party B’s written / electronic consignment order)

3. The rights and obligations of both parties

1	party b is willing to truly and completely fill in the goods in time,for party a for customs clearance, must provide the accuracy, authenticity, integrity, guarantee only consistent, single goods, otherwise all the consequences shall be borne by party b (such as customs buckle goods, fine, confiscated goods returned freight, etc.) at the same time, party b shall compensate party a for any fine, damage, and cost

2	If the consignee of the port of destination refuses to receive the goods, or no one delivers the goods late, Any delay, storage and other expenses for the export goods at the port of destination, Party A shall promptly notify Party B · Party B shall immediately explore measures or require Party A or other party to arrange the return, Or contact the owner abandon statement, in order to reduce further losses, but no agent take the above measures or freight paid by where, party b shall bear the goods in the port of destination for no extraction or customs clearance or other hoof cause of party b, including overdue box, piling fee, all costs and in written request or party a advances in party a, Unconditionally and immediately pay these fees to Party A

IV.	Fee settlement and payment

Freight and other ketone costs shall be calculated according to the price or other information agreed in the consignment sheet, Party A shall send a payment notice to Party B after shipment. Party B shall immediately transfer the cost of the goods to the bank account of the goods designated by Party A. If additional costs are incurred during the export transportation of the goods, Should be borne by Party B, The specific amount shall be subject to the notice issued by Party A Party B has agreed to settle the fee on schedule: including management fee, surcharge, additional fee and additional fee. After both parties confirm the fee, Party B shall transfer the bank account to the bank account designated by Party A

V.	compensate for the habitual clause

Any loss indeed caused by party A’s negligence, Party B shall, within 14 days upon receipt of the goods, submit a written claim to Party A · Party A shall accept the claim in accordance with the lending standards of the Warsaw Convention and the Monteleam Convention, Subject to the actual weight of the loss, damage or loss of the goods, · Party B fails to raise the claim after the deadline, · Party B has no objection to the goods received, the limit of claim is on the back of the air waybill (main order or sub-order), if the back clause is not or not applicable, With the relevant rules of the Circular International Freight Forwarders Association (i. e. “IATA”), vice versa ·

VI.	Responsibility for contract construction

Party A shall act as an agent for the export business of goods according to the requirements of Party B’s commission consumption, and shall timely notify Party B of any accident in the process of transportation. Party B shall pay the fee according to the agreed payment terms

VII.	contract period

This contract shall be valid within one year from the date of signing, (2) months before the expiration of the contract if any party did not notice to the other party to terminate the contract, this contract is automatically renewed for one year, this contract in duplicate, each party hold a copy, effective from the date of signing, not matters, change this is the spirit of cooperation, met by friendly negotiation